UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2023

Date of Report (Date of earliest event reported)

HANESBRANDS INC.

(Exact name of registrant as specified in its charter)

MARYLAND

(State or other jurisdiction of incorporation)

001-32891	20-3552316
(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, Hanesbrands Inc. (the “Company”) announced the appointment of M. Scott Lewis as Chief Financial Officer and principal financial officer, effective immediately. Mr. Lewis will also continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Mr. Lewis, age 52, has served as the Company’s Interim Chief Financial Officer since March 2023 and as Chief Accounting Officer since May 2015. He previously served as the Company’s Interim Chief Financial Officer from January 2020 through April 2021. Mr. Lewis also served as the Company’s Vice President, Tax from 2013 to 2015, as Vice President, Financial Reporting and Accounting in 2013, as Vice President, External Reporting from 2011 to 2013 and as Director, External Reporting from 2006 to 2011. Prior to joining the Company, Mr. Lewis served as senior manager with the accounting, audit, and tax consulting firm KPMG.

Effective upon his appointment as Chief Financial Officer, Mr. Lewis’ annual base salary rate will be $750,000, his target Annual Incentive Plan (AIP) award opportunity will be $750,000 (prorated for 2023 to reflect his target award before and after his appointment), and his target Long-Term Incentive Program (LTIP) award opportunity will be $1,500,000. In connection with the increase to his LTIP opportunity, Mr. Lewis received a supplemental equity compensation award under the Hanesbrands Inc. 2020 Omnibus Incentive Plan, as amended, on July 10, 2023 consisting of restricted stock units valued at $293,750 (which restricted stock units will generally vest in equal installments on each of the first three anniversaries of the grant date) and performance stock units valued (at target) at $293,750 (which performance stock units are subject to the same terms and conditions, including performance goals, as the performance stock units granted as part of the Company’s 2023 annual equity awards). Mr. Lewis will also be eligible to participate in the Company’s other employee benefit plans and arrangements on the same terms as the Company’s other similarly situated executive officers. The Company has previously entered into a Severance/Change in Control Agreement with Mr. Lewis on substantially the same terms and conditions as those set forth in the Form of Severance/Change in Control Agreement filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission February 8, 2023.

Mr. Lewis has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Lewis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated July 11, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	EVP, Chief Legal & Compliance Officer and Corporate Secretary

Date: July 11, 2023